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                                             Exhibit 23.2
                                             Chicago Mercantile Exchange Inc.
                                             Registration Statement on Form S-8


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement (Form S-8) of our report dated February 8, 2001 included in Chicago Mercantile Exchange, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in this Registration Statement.





Chicago, Illinois
April 27, 2001